EXHIBIT 10.1

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (this "Agreement") is made as of November 28, 2016 (the "Effective Date"), by and between SWEEGEN, INC., a Nevada corporation with a place of business at 30321 Esperanza Avenue, Rancho Santa Margarita, CA 92688 ("SweeGen") (inclusive of its affiliate(s) designated to perform this Agreement who agree to be bound by this Agreement, "SweeGen") and INGREDION INCORPORATED, a Delaware corporation with a place of business at 5 Westbrook Corporate Center, Westchester, IL 60154 (together with its applicable global affiliates "Ingredion").

BACKGROUND

WHEREAS, SweeGen is the owner of the products listed on Exhibit B attached hereto (as such may be amended from time to time upon mutual agreement of the parties, “the Products”) and desires to permit Ingredion to market, promote, distribute and sell the Products in a manner so as to maximize the sales and profits of the parties with regard to the Products; and

WHEREAS, Ingredion has an experienced sales, distribution and marketing organization, and desires to market, promote, distribute and sell Products in the Territory on the terms and conditions herein.

AGREEMENT

In consideration of the foregoing and the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Appointment of Ingredion as SweeGen's Exclusive Distributor Outside of People’s Republic of China and except for House Accounts. Except as set forth in Sections 1(a) 1(b), and 1(c), SweeGen hereby appoints Ingredion and its affiliates as SweeGen's exclusive distributor of the Products globally (excluding the People’s Republic of China ("the PRC") but including Hong Kong and Macau) (the "Exclusive Territory") for the sale of the Products in all applications and channels other than to the House Accounts including without limitation to those listed on Exhibit A (the "Field") on the terms and conditions set forth in this Agreement. Ingredion and its affiliates agree that they will do nothing to cause or encourage the House Accounts to purchase Products from any person or entity other than SweeGen without SweeGen's express written permission. Ingredion and its affiliates also agree to promptly direct to SweeGen, all communication Ingredion receives from House Accounts regarding Products pricing, quantity, availability and other terms related to SweeGen’s Product supply to House Accounts. For the avoidance of doubt, Ingredion has no obligation to direct to SweeGen House Account regular communications during the course of ordinary business with Ingredion regarding Ingredion’s engaged servicing of such House Accounts. SweeGen retains the right to sell Products for use in dietary supplements via Phyto Tech Corp. SweeGen represents and warrants that as of December 1, 2016 it will have full right and authority to grant these rights, and agrees to provide to Ingredion a copy of the license agreement signed between SweeGen and its affiliate Conagen Inc. (“the Conagen License”) within thirty (30) days of the execution of this Agreement, provided, that any confidential information in the Conagen License irrelevant to the appointment so granted by SweeGen to Ingredion under this Agreement may be redacted, and Ingredion agrees to maintain the Conagen License as confidential information pursuant to Section 14.

Ingredion hereby accepts such appointment, and agrees to be bound by the terms and conditions set forth in this Agreement. Notwithstanding any other provision of this Agreement to the contrary, the obligations and responsibilities of each Ingredion company shall be several and not joint, and each Ingredion company shall only be responsible for its actions pursuant to this Agreement. In addition, Ingredion commits, during the term of this Agreement, not to sell, market or distribute any other stevia based products, unless these products are manufactured by Ingredion or its affiliates.

(a)

Non-Exclusive Territory: The PRC. SweeGen hereby appoints Ingredion's Chinese affiliate, Ingredion China Limited, as a non-exclusive distributor of the Products in the PRC on the terms and conditions set forth in this Agreement. Ingredion China Limited hereby accepts such appointment, and agrees to be bound by the terms and conditions set forth in this Agreement.

In the PRC, SweeGen may sell (i) directly to customers and (ii) may also sell to one other company organized and based in the PRC, or any successor or assignee thereof, as its sole non-Ingredion distributor in the PRC but shall not directly or indirectly make any sales to any third party (other than Ingredion or Ingredion China Limited) which SweeGen knows or has reason to believe intends to resell or otherwise distribute the Products outside of the PRC. SweeGen shall make such sales under its own trademark(s). Sales of Products to House Accounts in the PRC shall be considered for the purposes of establishing a Transfer Price.

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

(b)

House Accounts. During the term of this Agreement SweeGen may sell Products directly to those House Accounts including without limitation, those designated on Exhibit A, but it agrees that it shall not do anything to develop Ingredion customers of Products as House Accounts, unless Ingredion does not pursue commercially reasonable and customary efforts in developing business at such accounts or fails to perform such obligations specified in Section 2 (g). SweeGen will not grant exclusivity to any House Account for any application or segment for Products [**redacted] and (ii) potentially to other equity investors in SweeGen with the first right to market for one (1) year in their respective fields from first sale, in no case past the end of 2017. SweeGen agrees to in good faith shall contemporaneously disclose to Ingredion its communications and exclusivity commitments with such investors.

(i)

Of the House Accounts, SweeGen represents and warrants that [**redacted] as referenced in subsection (b) will be [**redacted].

(ii)

Until December 31, 2018, it is understood by the Parties that an equity investor into SweeGen shall have the right, but not the obligation, to become a House Account of SweeGen, the servicing of which shall be subject to Section 5(b) below. As from January 1, 2019, no other equity investor may become a House Account as long as Ingredion has fulfilled its obligations with respect to the Minimum Binding Commitment. An equity investor is defined herein as a party that has invested not less than two million U.S. dollars ($2 million) in SweeGen (an “Equity Investor”). For the avoidance of doubt, there can be more than one Equity Investor to become House Accounts as long as other conditions in this section are fulfilled.

(c)

Ingredion will have non-exclusive rights to sell the Product for use in dietary supplements and pharmaceutical applications.

(d)

Exclusivity. The foregoing exclusivity to Ingredion and the House Accounts shall be with respect to SweeGen itself, any affiliates of SweeGen and any third parties shall not directly or indirectly market, promote, distribute and sell the Products or aid its affiliates or any third parties in violation or deviation of Sections 1(a),1(b) and 1(c). Reciprocally, Ingredion agrees that during the Term it shall not represent any “stevia based” product produced unless such products are manufactured by Ingredion or an affiliate of Ingredion.

(e)

Right of First Refusal on Additional Products. Ingredion shall have first right of offer to distribute, for food applications only, any new sweeteners (including, without limitation, improvements to existing Product(s)) as may be developed by or made available to SweeGen during the term of this Agreement. SweeGen shall notify Ingredion upon the development of any new such sweeteners, following which Ingredion and SweeGen has 6 months to conclude a distribution agreement similar to this Agreement. Such distribution agreement should also respect and allow SweeGen equity investors’ right to first market for 18 months. (six months to consider and then first right to market for 1 year in their respective fields from first sale).

(f)

Trademarks.

(i)

Products will be branded with SweeGen’s chosen brand and packaging for the Product concerned, include appropriate reference to SweeGen ownership of the trademarks, and may also be co-branded with Ingredion’s Company name and brand logo on the packaging, subject to SweeGen’s prior approval which will not unreasonably be withheld.

(ii)

During the term of this Agreement, SweeGen grants Ingredion a license to use the Trademarks (as hereinafter defined) for the purpose of promoting, marketing, distributing, selling and using Products in the Territory. Upon termination of this Agreement, the license granted in this Section 1(e) shall continue in effect until the Continuation Sale period expires. Ingredion shall not (i) use the Trademarks associated with Product on any product not purchased from SweeGen. For purposes of this Section 1(f), “Trademarks” means the trade names, trademarks, designs, graphics, logos and other commercial symbols which SweeGen designates or is proprietary to SweeGen in respect of a Product concerned.

(iii)

Neither party has the right to use the other’s name or Trademarks in any communications other than those mutually agreed to in writing

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

2.

Ingredion's Duties. Ingredion shall use commercially reasonable efforts to market, promote, distribute and sell the Products subject to the terms and conditions so provided in this Agreement. Ingredion shall at all times during the term of this Agreement:

(a)

maintain a competent and trained sales, marketing, technical service and distribution staff to meet Ingredion's obligations under this Agreement;

(b)

take commercially reasonable precautions and actions to ensure that the Products are supplied to Ingredion's customers in good condition, consistent with customary industry standards and practices;

(c)

comply with all federal, state and/or local laws, codes, ordinances, regulations, standards, rules, requirements or orders (collectively, "Laws") applicable to Ingredion's business and its activities pursuant to this Agreement;

(d)

lead and be responsible for (for which SweeGen must assist and support ) pursuant to Section 17 , handling of regulatory approvals and compliance for the purpose of lawful offering and sale of the Products in the Exclusive Territory, including, without limitation, registration, foreign (ex the PRC) labeling and import related filings, declarations and updates as mandated to the laws and regulations of the country concerned; provided that SweeGen provides reasonable assistance in connection therewith

(e)

to the best of its knowledge be responsible to advise SweeGen of regulatory requirements associated with manufacturing and composition of Products to be complied with in countries in the Territory in order to sell the Products in such countries so that the Products will not be adulterated or misbranded within the meaning of any applicable law in the Territory, including but not limited to the United States Federal Food, Drug and Cosmetic Act; and

(f)

communicate Ingredion's Forecast (as described in Section 6(a)) for the Products to SweeGen in accordance with the provisions of Section 6(a).

(g)

comply with the following customary industry standards for servicing the Ingredion Served House Accounts (as hereinafter defined) that is at least as good (in terms of time of response, degree of care, quality of effort and escalation procedures) as the customer service available to Ingredion’s own products and customers: (i) work with SweeGen to maintain adequate inventory of Product to meet demands of Products; (ii) endeavor to deliver Products on a timely basis in accordance with the delivery time a SweeGen accepted purchase order for an Ingredion Serviced House Account (an “Accepted HA Purchase Order”) so specifies ; (iii) ensuring Products are stored under appropriate conditions; (iv) deliver Products using clean containers using reputable transportation means and companies (if applicable); and (v) respond promptly to and appropriately to address and remedy any complaint from SweeGen or an Ingredion Serviced House Account regarding Ingredion’s servicing of such House Account

In addition, Ingredion shall promptly notify SweeGen of any of the following events or occurrences, or any facts or circumstances reasonably likely to give rise to any of the following events or occurrences: (i) any complaints or problems with respect to the Products (whether from Ingredion's customers or otherwise), (ii) any change in Ingredion's insurance coverage or the [**redacted] License; or (iii) any failure by Ingredion or, to the best of Ingredion's knowledge, its subcontractors or common carriers to comply with any applicable Laws.

3.

SweeGen's Duties. SweeGen hereby agrees to:

(a)

maintain a competent and trained staff to meet SweeGen's obligations under this Agreement;

(b)

use commercially reasonable efforts to maintain a sufficient inventory of the Products (as mutually agreed upon from time to time by the parties based on the binding position of a forecast as provided in Section 6(a) below) in order to permit SweeGen to fill Ingredion's orders for the Products submitted pursuant to this Agreement;

(c)

maintain an ongoing minimum inventory level of Products for sale to House Accounts for storage at Ingredion facilities, and shall work together with Ingredion based on SweeGen’s House Account demand forecast in order to ensure at all times that Ingredion is supplied with sufficient Product in order to maintain such minimum inventory levels associated with supplying Ingredion Serviced House Accounts.

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

(d)

comply with all Laws applicable to SweeGen's business and its activities pursuant to this Agreement;

(e)

be primarily responsible for handling regulatory approvals compliance for the purpose of lawful offering and sale of the Products in the PRC, including without limitation, registration, labeling and import related filings, declarations and updates as mandated to the laws and regulations of the PRC, provided that Ingredion provides reasonable assistance in connection there with;

(f)

use commercially reasonable efforts to support Ingredion with respect to its activities pursuant to this Agreement, including, without limitation, by providing (i) technical assistance, (ii) quality assurance information and any information or assistance reasonably required by Ingredion's customers in connection with their commercially reasonable and customary quality assurance audits, (iii) commercially reasonable assistance as requested by Ingredion in connection with Ingredion's marketing, advertising, promotion and sale of the Products and (iv) commercially reasonable assistance as requested by Ingredion in order to investigate and establish a corrective action plan for any complaint received from Ingredion or Ingredion's customers;

(g)

provide Ingredion with customer service that is at least as good (in terms of time of response, quality of effort and escalation procedures) as the customer service available to SweeGen's other customers, including House Accounts.

(h)

be diligently assisting Ingredion pursuant to Section 17 for obtaining and maintaining regulatory approvals for the purpose of lawful offering and sale of the Products in the Exclusive Territory, including, without limitation, registration, foreign (ex the PRC) labeling and import related filings, declarations, providing required information about the materials and processes used to manufacture the Products, and updates as mandated to the laws and regulations of the country concerned; and

(i)

be responsible based on Ingredion’s advice pursuant to Section 2 (e) for compliance with regulatory requirements associated with manufacturing and composition of Products in countries in the Territory in order to sell the Products in such countries so that the Products will not be adulterated or misbranded within the meaning of any applicable law in the Territory, including but not limited to the United States Federal Food, Drug and Cosmetic Act;

In addition, SweeGen shall promptly notify Ingredion of any of the following events or occurrences, or any facts or circumstances reasonably likely to give rise to any of the following events or occurrences: (i) any delay with respect to any delivery of the Products or any issues relating to the general availability of the Products; (ii) any defects or quality problems relating to the Products; (iii) any change in SweeGen's insurance coverage; (iv) any change in the process or materials used to manufacture the Products that would have cause to change the regulatory status of the Products, or (v) any failure by SweeGen or, to the best of SweeGen's knowledge, its subcontractors or common carriers to comply with any applicable Laws.

4.

Compliance.

(a)

It is the parties' intent that the distribution relationship set forth in this Agreement (the "Purpose of this Agreement") shall be conducted in compliance with all applicable antitrust or fair competition Laws. No party will disclose to the other any information in connection with this Agreement not directly relevant to the Purpose of this Agreement. In no event shall the parties exchange any information in connection with this Agreement regarding competitive product pricing, customers, markets, facility capacity or operations, future business strategies, or any other information not directly relevant to the Purpose of this Agreement.

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

(b)

Each party agrees and covenants that it shall act in a responsible and ethical manner in connection with its activities pursuant to this Agreement. Each party agrees and covenants that it will conduct its business related to this Agreement in compliance with all applicable Laws, including all applicable anticorruption-related Laws. Each party agrees and covenants that neither it nor any of its employees, officers, directors, owners, affiliates, business partners or agents will offer, pay, promise to pay, or authorize the payment of any money or giving of anything of value, directly or indirectly through a third party, to any Government Official, representative of a commercial entity, or any person acting on behalf of any the foregoing in order to influence any act, decision or failure to act by a Government Official or representative of a commercial entity in his or her official capacity; to induce a Government Official or representative of a commercial entity to do or omit to do something in violation of that person's lawful duties or to cause such person to use their influence to affect or influence an act or decision of the Government or commercial entity; or to secure any improper advantage in connection with the business under this Agreement. Each party shall be liable for any such payment or offer of payment made by its employees, officers, directors, owners, affiliates, business partners or agents (other than SweeGen shall not be responsible for Ingredion and vice versa). Each party also represents, warrants, and agrees that unless disclosed in writing to the other party, neither it nor any of its officers, directors, employees, owners or affiliates is a Government Official, an immediate family member of a Government Official or is owned or controlled by a Government Official. "Government Official" means an employee or official of any Government or Government Entity, as defined below, and any candidate for public office. "Government" or "Government Entity" means any agency, instrumentality, subdivision or other body of any federal, regional, or municipal government, any commercial or similar entities that the government controls or owns, including any state-owned and state-operated companies or enterprises, any international organizations such as the United Nations or the World Bank, and any political party.

(c)

In addition, each party agrees and covenants to keep complete and accurate records of all transactions and expenses related to its business related to this Agreement, which must set forth in reasonable detail the true purpose of each transaction.

5.

Pricing and House Accounts.

(a)

Transfer price to Ingredion: [**redacted] (“Transfer Price”). The Transfer Price will be subject to mutually agreed adjustment every 6 months on an annual calendar year basis during the Term, or more frequently upon unanimous written agreement of the parties.

(i)

[**redacted] SweeGen’s sale of Products to Ingredion under this Agreement in connection with Ingredion’s distributorship will follow [**redacted], with Ingredion to pay freight costs.

(ii)

Customs duties: [**redacted].

(iii)

Any variance to the above shall be subject to the parties’ case by case good faith discussion and agreement in writing.

(iv)

The [**redacted] royalties: Ingredion represents and warranties that Ingredion is a licensee under that certain license agreement entered into with [**redacted] as of August 8, 2016 (“the [**redacted] License”), and represents the truthfulness of the August 11, 2016 PPT Ingredient provided to SweeGen regarding key terms of the [**redacted] License to Ingredion and separately the complete a list of [**redacted] patents licensed to Ingredion and now also hence sub-licensed to SweeGen per the current Agreement. Ingredion is obliged under the [**redacted] License to pay [**redacted] a 2% royalty on its Net Sales of all Products sold by Ingredion, in addition to another 2% royalty on SweeGen’s Net Sales of Products to House Accounts (“the [**redacted] Royalty”). Notwithstanding the foregoing, under the [**redacted] License the [**redacted] Royalty shall not exceed the amount of one million dollars per each individual calendar year. Ingredion and SweeGen agree that Ingredion will pay the [**redacted] Royalty, and then Ingredion will bill back SweeGen for the [**redacted] Royalty paid by Ingredion, and SweeGen will reimburse Ingredion for such [**redacted] Royalty within forty-five (45) days of SweeGen’s receipt of Ingredion’s such bill to SweeGen.

(v)

All pricing shall be in U.S. dollars and all non-dollar denominated costs or revenues shall be converted to U.S. dollars as follows: at the conversion rate from non-dollar as published in the eastern edit of The Wall Street Journal published on the date of Purchase Order (either an Accepted HA Purchase Order or an Accepted Ingredion Purchase Order) concerned.

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

(b)

Fees and Servicing of House Accounts. SweeGen is to pay Ingredion a Service Fee for House Accounts serviced by Ingredion (“Ingredion Serviced House Accounts”): Service Fee will be calculated as [**redacted]. SweeGen will pay Ingredion the Service Fee for Ingredion Serviced House Accounts within forty-five (45) days from the date of Ingredion’s invoice.

(i)

Ingredion will distribute Product to the Ingredion Serviced House Accounts, pay all distribution costs, Customs duties (if necessary for Ingredion to pay per requests from SweeGen or the Ingredion Serviced House Account concerned [**redacted], maintain and manage necessary inventory, service such accounts [eg. sampling and technical support] in accordance with all business conditions negotiated directly between SweeGen and Ingredion Serviced House Accounts. SweeGen will advise Ingredion of such business conditions.

(ii)

Ingredion’s Service Fee is predicated upon normal freight practices, e.g. sea and land freight. In the event that air freight or other extraordinary measures is required to meet Ingredion Serviced House Account supply requirements due to SweeGen’s fault or Ingredion Serviced House Account request, SweeGen will reimburse Ingredion for the additional costs associated. If the reason for air freight is due to Ingredion’s fault such as failure of Ingredion’s transportation provider to timely deliver Products, Ingredion will bear responsibility for the costs associated with such extraordinary measures.

(iii)

For each House Account, Ingredion’s servicing shall be contingent upon such House Account customer’s upfront agreement with SweeGen that such House Account is willing to be an Ingredion Serviced House Account (as opposed to being serviced by such House Account’s own channels and network), and such servicing shall begin once the House Account and SweeGen have entered into a commercial supply agreement for the Product, inclusive of Ingredion being designated as the servicing entity. SweeGen shall, specify to House Accounts that SweeGen has no intent to service any House Account itself and Ingredion is SweeGen’s designated servicing provider for House Accounts, and make good faith efforts to obtain House Account’s agreement to be an Ingredion Serviced House Account. If such House Account still opts to be supplied by its own channels and network, SweeGen may directly sell/provide Products to such House Account.

For the avoidance of doubt, SweeGen may directly sell/provide to House Accounts Product samples for qualification, trials and testing purposes.

(c)

Other Provisions. All pricing will be calculated in United States Dollars. Ingredion shall be responsible for any and all taxes arising in connection with the purchase of Products from SweeGen, except for any taxes imposed upon the income of SweeGen. All Products shall be packaged by SweeGen in suitable containers to permit safe handling and transportation. No separate charge shall be made by SweeGen for packaging unless agreed in advance by each of the parties.

(d)

Audits. Subject to antitrust laws, if desired by either party, an independent, third party accounting firm mutually agreed upon by the parties (the "Auditor") shall be permitted to have reasonable access to the other party’s accounts solely and strictly for the purpose of determining if the [**redacted] Royalty, [**redacted] and transfer prices have been accurately accounted for. The party requesting the audit will be responsible for paying the associated audit fees. However, in the event that the audit shows a discrepancy of >5% from what has been previously reported, then the party being audited will be responsible for paying the audit fees. In both instances, the appropriate party will be reimbursed for and differences between the reported and audited results. The Auditor shall disclose only those results of an audit as is strictly necessary to verify a party’s calculations, e.g in the case of an audit of SweeGen, only the correctness of its Transfer Price calculation will be communicated to Ingredion, and likewise in the case of an audit of Ingredion, only the correctness of Ingredion’s calculation and payment of [**redacted] Royalty [**redacted].

(e)

Ingredion's Pricing to its Customers. Ingredion shall be solely responsible for setting prices to its customers. SweeGen may, from time to time, inform Ingredion of suggested resale prices to Ingredion’s customers.

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

(f)

Invoices. SweeGen is to invoice all House Accounts directly (“House Accounts Invoices”). In comparison SweeGen will also invoice Ingredion for non-House Accounts (“Non-House Account Invoices”). Each Non-House Account Invoice and shipping documents for the Products must set forth in reasonable detail the amounts payable by Ingredion under this Agreement and contain the following information, as applicable: a reference to this Agreement; Accepted Ingredion Purchase Order number; SweeGen's name; SweeGen's identification number; carrier name; ship-to address; weight of shipment; quantity of Products shipped; number of cartons or containers in shipment; bill of lading number; country of origin and any other information necessary for identification and control of the Products. Ingredion reserves the right to return and withhold payment for any Non-House Account Invoices or related documents that are inaccurate or incorrectly submitted to Ingredion, and shall promptly notify SweeGen in writing of same.

(g)

Invoice Disputes. Each party shall notify the other party of any dispute regarding a Non-House Account Invoice within fifteen (15) business days from receipt of such invoice. The parties shall seek to resolve all such disputes expeditiously and in good faith. Notwithstanding anything to the contrary, each party shall continue performing its obligations under this Agreement during any such dispute.

(h)

Payment Terms. Payment terms will be net forty-five (45) days of Ingredion’s receipt of Non-House Account Invoices from SweeGen.

(i)

Net Sales. "Net Sales" is defined as a party’s gross sales of Products less shipping and any applicable taxes and less any other costs relating to transportation of the Products to their destination (e.g., Customs duties, charges, etc.) and less any returns and discounts and/or rebates to customers.

6.

Quantity/Delivery for Accepted Ingredion Purchase Orders.

(a)

During the term of this Agreement, Ingredion will provide SweeGen with a quarterly forecast for its requirements for the Products (each, a "Forecast"). The Forecast will break down volume requirements on a monthly basis over the twelve (12) month period covered by the Forecast. The first three (3) months of each Forecast will represent Ingredion's firm, binding purchase commitment for the Products. The remaining nine (9) months (i.e., months four through twelve) covered under a Forecast shall be for information purposes only to allow SweeGen to develop their supply plan.

(b)

For the 1st year of the Term, no volume forecast will be required (in order to permit market development).

(c)

For the 2nd year of the Term, the parties will set a non-binding volume commitment.

(d)

From the 3rd year of the Term, an annual forecast with reasonable binding minimum annual volume commitment (the “Minimum Binding Commitment”) is to be agreed between the parties in good faith. In setting such Minimum Binding Commitments, the parties shall take into account timing of projected regulatory approvals, the then current Transfer Price, food and beverage sweeteners market growth trends, and historical sales trends of the Products,

(e)

If Ingredion fails to purchase the Minimum Binding Commitment during a calendar year during the Term, it shall have the ability to make up any shortfall of volume during a 6-month cure period. If at the end of such 6-month cure period Ingredion has not cured the shortfall, then SweeGen will have thirty (30) days to elect to terminate the exclusivity and Ingredion’s right of first refusal on additional products (relevant to Section 1(d) and Section 1(e) of this Agreement) hereunder without Termination Compensation to Ingredion, and convert Ingredion’s distribution to non-exclusive (with no other changes to the parties’ obligations hereunder).

(f)

Forecasts. Any Product quantities cited in or pursuant to this Agreement, except for quantities cited in the binding portion of a Forecast (i.e., the first three (3) months), are preliminary and non-binding only. Except as set forth in the binding portion of a Forecast, Ingredion makes no representation or warranty as to the quantity of Products that it will purchase pursuant to this Agreement (except for the Minimum Binding Commitments).

(g)

Process for Ordering Product. This Agreement shall be implemented by Ingredion's issuance and SweeGen’s acceptance of individual purchase orders from Ingredion (each, an "Accepted Ingredion Purchase Order") specifying the quantity, desired date for delivery, and shipping instructions for the Products. No provision of any Accepted Ingredion Purchase Order shall alter or add to any of the terms of this Agreement, unless each party expressly consents to such additional or replacement terms or conditions in writing.

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

(h)

Delivery. The Products shall be delivered on the dates agreed between the Parties and indicated in the applicable Accepted Ingredion Purchase Order. All deliveries shall be accompanied by a certificate of analysis in form and substance reasonably acceptable to Ingredion. If SweeGen anticipates that it will not be able to deliver all or a portion of the Products on the date(s) indicated in the applicable Accepted Ingredion Purchase Order, SweeGen shall immediately notify Ingredion of the anticipated delay in delivery and the anticipated actual delivery date. Subject to Section 15, in the event of any disruption of production of the Products, SweeGen shall use commercially reasonable efforts to supply Products to Ingredion on a pro rata share of the available supply of Products based upon SweeGen’s then existing written contracts, including without limitation, Ingredion. The parties shall work together in good faith to resolve any issues relating to delivery of the Products. Ingredion reserves the right to reject, refuse acceptance and revoke acceptance of any Products provided by SweeGen that are not in accordance with terms of this Agreement. If SweeGen is unable or fails to meet the delivery date(s) set forth in an Accepted Ingredion Purchase Order, then SweeGen shall bear any and all costs reasonably incurred by Ingredion arising from or related to such failure to deliver the Products, including, but not limited to, cover damages, expedited and/or incremental delivery or shipping costs associated with addressing the delivery failure. SweeGen shall, at Ingredion’s discretion, directly pay the reasonable or actual cost for the expedited and/or incremental delivery or shipping costs.

(i)

Title and Risk of Loss. Ingredion’s Purchase Orders to SweeGen shall follow [**redacted]. Except for SweeGen’s sales to House Accounts, title to and risk of loss for the Products shall transfer to Ingredion upon delivery to Ingredion at the point of tender. For the avoidance of doubt, Ingredion will not take title to Products SweeGen sells to House Accounts.

(j)

Inspection. Ingredion shall have fifteen (15) days after receipt to inspect the Products for sale to non House Accounts, irrespective of any prior payment. Ingredion reserves the right to reject, refuse and revoke acceptance of any Products provided by SweeGen that are not in accordance with terms of this Agreement. Ingredion shall provide written notice to SweeGen of such rejection, refusal or revocation at least fifteen (15) days following receipt of such Products or Ingredion shall be deemed to have waived its rights under this Section 6(j). In the event that any non-conforming Products are rejected by Ingredion in accordance with the terms hereof, in addition to a possible indemnification claim by Ingredion, SweeGen shall promptly replace any non-conforming Products with conforming Products at SweeGen's sole expense.

7.

Product Warranties/Late Delivery of Accepted Ingredion Purchase Orders.

(a)

SweeGen hereby warrants to Ingredion that: (i) it has the right to convey good title to the Products, free of any lien or encumbrance, (ii) the Products shall comply with the mutually agreed upon specifications for the Products attached hereto as Exhibit C (the "Specifications"), (iii) the Products comply with all applicable Laws in the place of manufacture and, pursuant to Section 3(i) and Section 2(e), in the countries of ultimate sale relevant to compliance of Laws in connection with manufacturing and composition of Products per advice by Ingredion (as listed on Exhibit D), including, without limitation, those prohibiting adulteration or misbranding of food, (iv) the Products are fit for use as and in human food and (v) the manufacture, packaging and labeling of the Products to SweeGen’s actual knowledge do not violate any patent, trademark, copyright, trade secret or other intellectual property rights of any third party. SweeGen shall promptly notify Ingredion at least sixty (60) days prior written notice in advance of any planned material change to the Product Specification, process or raw material so that Ingredion can notify customers accordingly. Further, SweeGen agrees to work in good faith with Ingredion in the event a customer is unable to accommodate any such planned material change in order to preserve business. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SWEEGEN MAKES NO OTHER WARRANTIES REGARDING THE PRODUCTS, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In the event of a breach of any of these warranties, in addition to a possible indemnification claim by Ingredion, SweeGen shall promptly replace any non-conforming Products with conforming Products at SweeGen's sole expense.

(b)

Ingredion hereby warrants to SweeGen that the Products comply with all applicable Laws in the intended markets that Ingredion has obligation to obtain regulatory approvals for under Section 2(d) of this Agreement for ultimate sale to customers.

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

8.

Product Recalls. SweeGen agrees to establish and maintain cost suitable procedures within SweeGen and entities acting on its behalf which provide for full traceability of all Products. If there is (i) any matter which may result in a potential safety risk to consumers arising from the Products (whether such risk arises as a result of non-conforming Products or otherwise) or (ii) a voluntary or mandated recall, withdrawal or similar measure ("Recall") of any of the Products, SweeGen shall itself and also require that the entities acting on its behalf to provide reasonable assistance to Ingredion in developing and implementing a coordinated strategy including preparing reports for and communicating with the applicable governmental agency, entity or authority, communicating with the media, consumers and the supply chain, and monitoring any action taken in respect of the matter. SweeGen shall be liable for, and shall indemnify, defend and hold harmless Ingredion from and against any and all claims, demands, lawsuits, liabilities, losses, damages, judgments, fines, settlements and expenses (including reasonable attorney’s fees) of any kind incurred or suffered by Ingredion as a result of the Recall of a Product to the extent such Recall was due to or arose in connection with the actions or omissions of SweeGen or anyone acting on behalf of SweeGen.

9.

Indemnification.

(a)

Except as otherwise set forth in this Agreement, each party shall indemnify and hold the other party and its successors, assigns, affiliates, employees, officers, directors, agents and representatives harmless from and against any and all claims, demands, lawsuits, liabilities, losses, damages, judgments, fines, settlements and expenses (collectively, "Claims") (including, without limitation, reasonable attorney's fees) to the extent directly arising out of or relating to (i) the breach by the indemnifying party (or any third party acting on behalf of a party) of any of its representations, warranties, covenants or obligations under this Agreement or (ii) the indemnifying party (or any third party acting on behalf of a party) negligence or willful misconduct in connection with its activities pursuant to this Agreement. The foregoing indemnification obligations shall apply whether the claim, suit or action is founded, stated or asserted in negligence, strict liability in tort, recall, Product quality, breach of contract or warranty or any other legal theory. The foregoing indemnification obligations shall not be interpreted as waiving or negating any limitation of liability for work-related injuries to the indemnifying party's own employees. The provisions of this Section shall survive any termination or expiration of this Agreement.

(b)

SweeGen shall indemnify Ingredion from any claim that the Products, per se, infringe any patent then valid relating to the manufacture of the Products or the Product composition, provided that if the Product composition or manufacture of the Products is covered by any patent then valid within the scope of the [**redacted] License then SweeGen shall not have such indemnity obligations. SweeGen shall pay the damages, expenses, and court costs that Ingredion is ordered to pay by the final court ruling, provided that Ingredion: (i) notifies SweeGen promptly, but no later than within thirty (30) days after Ingredion becomes aware of the infringement or could have become aware of the infringement in writing of the existence of the allegation of infringement; and (ii) gives the case completely over to SweeGen, including all negotiations and arrangements that might lead to a settlement (provided that any settlement requires only the payment of money by SweeGen and does not involve any admissions or stipulations by Ingredion or any injunctive or similar relief or any other contractual obligations affecting Ingredion or its business and operations). In case of any such allegation or possible allegation of patent infringement in relation to the manufacture and/or composition of the Products, Ingredion shall provide reasonable cooperation to assist SweeGen with the defense of the claim. SweeGen reserves the right to obtain a license or sublicense on the Products in question. SweeGen shall have no obligation to indemnify Ingredion and the foregoing provisions shall not apply to any claim to the extent related to or arising out of (i) Ingredion's modification of any Products or (ii) Ingredion's use of any Products in combination with any product not provided by SweeGen.

(c)

Ingredion shall indemnify SweeGen from any claim that the Products Ingredion sells infringe any patent then valid relating to Ingredion’s use and commercial sale of the Products in food or beverage applications. Ingredion shall pay the damages, expenses, and court costs that Ingredion is ordered to pay by the final court ruling, provided that SweeGen: (i) notifies Ingredion promptly, but no later than within thirty (30) days after SweeGen becomes aware of the infringement or could have become aware of the infringement in writing of the existence of the allegation of infringement; and (ii) gives the case completely over to Ingredion, including all negotiations and arrangements that might lead to a settlement (provided that any settlement requires only the payment of money by Ingredion and does not involve any admissions or stipulations by SweeGen or any injunctive or similar relief or any other contractual obligations affecting SweeGen or its business and operations). Ingredion’s indemnification obligation hereunder shall not extend to the Product sold by SweeGen to House Accounts. In case of any such allegation or possible allegation of patent infringement in relation to the commercial sale of the Products in food or beverage applications, SweeGen shall provide reasonable cooperation to assist Ingredion with the defense of the claim. Ingredion reserves the right to obtain a license or sublicense on the Products in question.

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

10.

Insurance. Each party shall at all times as of the first commercial sale (for profit sale to a business) of Products under this Agreement, maintain Commercial General Liability Insurance including but not limited to products/completed operations, blanket contractual and independent contractor coverages, with limits of liability of not less than $5,000,000 Combined Single Limit for Bodily Injury and Property Damage per occurrence. This policy shall cover, among other risks, the contractual liability assumed under the indemnification provision set forth in this Agreement. All coverage shall be obtained from A.M. Best "A" VII, or better, rated carriers. Each party shall be named as an additional insured on the other party's insurance described above. Each party shall furnish the other party with a certificate of insurance for such insurance coverage.

11.

Limitation of Liability. IN NO EVENT SHALL EITHER PARTY’S LIABILITY FOR A CLAIM MADE PURSUANT TO THIS AGREEMENT UNDER ANY THEORY OF LIABILITY EXCEED FIVE MILLION US DOLLARS ($5,000,000). NO PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, PUNITIVE, OR SPECIAL DAMAGES BY VIRTUE OF THIS AGREEMENT UNLESS ATTRIBUTABLE TO A PARTY'S (OR AN AFFILIATED ENTITY’S) GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

12.

Term; Termination.

(a)

Term. The term of this Agreement shall commence on the Effective Date and shall continue until FIVE YEARS AFTER THE EFFECTIVE DATE (“Initial Term”), unless earlier terminated pursuant to the terms of this Agreement. Thereafter, this Agreement shall automatically renew for additional successive one-year terms unless and until either party provides notice of nonrenewal at least twelve (12) months before the end of the then-current term, unless earlier terminated pursuant to the terms of this Agreement.

(b)

Termination with Cause. This Agreement may be terminated at any time by either party without Termination Compensation by the termination initiating party if (i) the other party is in breach of any of its representations, warranties, covenants or obligations under this Agreement and the other party fails to cure said breach within thirty (30) days after receipt of written notice of such breach, or if (ii) Ingredion fails to purchase Minimum Binding Commitment as from 3rd year of the Agreement, SweeGen may terminate the exclusivity (Section 1(d)) and Ingredion’s right of first refusal on additional products (Section 1(e)) (without Termination Compensation to Ingredion, and convert distribution to non-exclusive agreement after good faith discussion and 6 month cure period; or if (iii) either party discontinues doing business or files for bankruptcy, without Termination Compensation; (iv) before February 2019, Ingredion may provide a thirty (30) day written notice to terminate this Agreement without Termination Compensation, if as of December 31, 2018 in the exercise of reasonable judgement House Accounts are hardly serviced by Ingredion; or (v) Ingredion fails to provide a copy of the [**redacted] License pursuant to Section 16 (c) of this Agreement; or (vi) SweeGen fails to provide Ingredion a copy of the License Agreement with Conagen pursuant to Section 1.

(c)

Termination without Cause and Termination Compensation. After the Initial Term, the terminating party may terminate this Agreement by providing the other with one year’s written notice by 31 December of the calendar year and pays the other party a termination fee with this formula: [**redacted] (the “Termination Compensation”). By way of illustration, if SweeGen terminates this Agreement effective in January 1, 2025 without cause, then it would owe Ingredion termination compensation based on [**redacted].

(d)

Termination for Change of Control. Within sixty (60) days of written notification that a Change of Control has occurred, the party not undergoing the Change of Control may terminate this Agreement upon not less than one (1) year’s prior written notice. For purposes of this Agreement, “Change of Control” means (i) the transfer, sale or other disposition to an unaffiliated third party of all or substantially all of the assets of its business related to this Agreement; or (ii) the merger, reorganization or combination with an unaffiliated third party of the sale of more than fifty percent (50%) of the voting stock of such party. The party undergoing a Change of Control shall notify the other party upon its Change of Control, provided that this Agreement may be pledged to any lender in respect of the grant of any security upon notice, and such pledge will not be considered a Change of Control, further provided that such pledge may not interfere with Distributor's rights under this Agreement; and further provided that the public listing of SweeGen on a public stock exchange shall not in and of itself constitute a Change of Control.

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

(e)

Effect of Termination. The termination of this Agreement shall not release either party from any liability or obligation which has already accrued at the effective time of termination, nor affect in any way the survival of any right, duty or obligation of either party which is expressly stated in this Agreement to survive termination of this Agreement. SweeGen's trademark(s) for its products, and all goodwill associated therewith, shall be and shall remain the property of SweeGen. Ingredion's trademark(s) for its products, and all goodwill associated therewith, shall be and shall remain the property of Ingredion.

(f)

Repurchase of Inventory. For ninety (90) days after any termination or expiration of this Agreement (the “Continuation Sales Period”), Ingredion may continue to sell any remaining inventory of Products unless SweeGen elects to repurchase such inventory at the applicable Product Price (i.e., the purchase price of the Products as specified in the corresponding Accepted Ingredion Purchase Order or modified otherwise in writing and agreed to by the Parties). Following the Continuation Sales Period, SweeGen shall be required to purchase any remaining inventory of Products from Ingredion at the applicable Product Price. The Continuation Sales Period may extend per the parties’ mutual written agreement. SweeGen shall be responsible for any outbound freight and related expenses in connection with inventory repurchases and shall take title and risk of loss to any such inventory upon Ingredion’s tender of such repurchased Products to SweeGen at Ingredion's facility.

(g)

Repurchase of Ingredion's Equity Ownership in SweeGen. Upon any termination or expiration of this Agreement, Ingredion has the option, but not the obligation, to require SweeGen to repurchase Ingredion's equity position in SweeGen. In addition, SweeGen has the option, but not the obligation, to require Ingredion to sell Ingredion's equity position in SweeGen back to SweeGen.

13.

Inspection of the SweeGen plants. SweeGen must cause each facility where Products are manufactured to maintain an adequate level of compliance with applicable GMP (Good Manufacturing Practices) requirements in the place of manufacture. It is understood that the Products are to be manufactured by SweeGen engaged reliable manufacturing resources. SweeGen agrees, represents and warrants that it will on good faith consult with and notify Ingredion in advance should any change of manufacturing sites or facilities occur in connection with the Products. Subject to its confidentiality obligations pursuant to this Agreement, SweeGen shall ensure that Ingredion will have the commercially reasonable right upon reasonable advance notice and during normal business hours to audit such facilities in order to determine compliance with the provisions of this Agreement. Any such audit may occur on a semi-annual basis or at any time for just cause in the event of quality issues. The foregoing shall include the right to obtain a copy of any third-party audits performed on such facilities, provided that such third-party audit is within the right of SweeGen to provide to Ingredion. SweeGen shall further ensure that Ingredion's customers shall also have the commercially reasonable right to audit such facilities upon reasonable advance notice as is customary in the food and beverage industries; provided, that such customers may be required to sign a standard form of confidentiality agreement prior to any such audit. Subject to Ingredion's confidentiality obligations pursuant to this Agreement, SweeGen shall inform Ingredion of any regulatory agency action, inspection, conference, meeting, or recall intention that may affect the Products or SweeGen's compliance with the provisions of this Agreement. Each party shall bear its own costs in connection with the conduct of any audit pursuant to this Section, subject to Section 5(d).

14.

Confidentiality. Each party agrees that the terms of this Agreement and all proprietary or confidential information received in connection with this Agreement are and shall remain confidential and, except as herein provided, will not be disclosed to any third party during the term of this Agreement. Furthermore, each party agrees to control information within their respective organizations concerning all aspects of this Agreement and to disclose to direct employees of such party of this Agreement, and the nature and terms of this Agreement or any other confidential information received in connection with this Agreement only to the extent that such disclosure is essential to enable such party to carry out its obligations hereunder. Nothing herein shall be deemed to prohibit disclosures as required by law or judicial process or if the information to be disclosed is now or hereafter becomes a part of the public domain through no fault of the party disclosing such information. The provisions of this Section shall survive any termination or expiration of this Agreement for a period of ten (10) years. SweeGen shall cause each entity acting on its behalf to also abide with Section 14 mutatis mutandis. Ingredion shall cause all its affiliates and entities acting on its behalf to also abide by with Section 14.

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

15.

Force Majeure.

(a)

Except for payment obligations, neither party hereto shall be liable to the other for failure of or delay in performance hereof when such failure or delay is caused by conditions beyond such party's control including, but not limited to, war, strike, labor dispute, fire, flood, tornado, hurricane, government intervention, embargo, shortage of raw materials, breakdown, shortage or non-availability or failure of transportation facilities or equipment, or any Act of God, act of terrorism or any other condition not occasioned by such party's negligence. The party asserting force majeure shall, in each instance, give the other party written notice within a reasonable time after knowledge thereof. If either party declares force majeure hereunder this Agreement shall remain in full force and effect for a period of at least sixty (60) days from said declaration. After the expiration of said sixty (60) days, the party not claiming force majeure may terminate this Agreement upon written notice to the party claiming force majeure.

(b)

If SweeGen is required to institute an allocation program for the Products due to an event of force majeure, it will use its commercially reasonable and good faith efforts to provide Ingredion with its pro rata share of the available supply of Products based upon SweeGen's then existing written contracts, including, without limitation, Ingredion. SweeGen will notify Ingredion in writing as soon as practicable in advance of the effective date of any such allocation program.

16.

[**redacted] License.

(a)

Ingredion represents and warrants that, under the [**redacted] License, Ingredion is permitted to sublicense the [**redacted] patents to one entity in which Ingredion has a minority equity interest and in which Ingredion is actively engaged in the distribution and marketing of products covered by the [**redacted] License. Ingredion and SweeGen agree that Ingredion may therefore under the terms of the [**redacted] License grant to SweeGen a sublicense for SweeGen to make, have made, import, export, offer to sell, sell, use or have sold Products covered under the patents under the [**redacted] License; (i) because of Ingredion’s equity ownership interest in SweeGen, for which Ingredion is obligated to provide at the time of the execution of this Agreement, an Exercise Notice according to Section 3 of Warrant No. 1 and/or Warrant No. 2 that Ingredion entered into with SweeGen on April 17, 2016, (ii) because it is either directly selling the Products or physically distributing the Products as an appointed Distributor on behalf of SweeGen, and (iii) further because the Products falls within at least one claim covered by the [**redacted] patents. SweeGen accepts the grant of such sublicense to the [**redacted] patents and agrees to adhere to the terms of the [**redacted] License to the extent disclosed to SweeGen.

(b)

During the Term of this Agreement, Ingredion will use good faith efforts to maintain the [**redacted] License. In the event Ingredion intends to exercise its right to terminate all or part of the [**redacted] License, or the [**redacted] License to Ingredion terminates, fails, or is revoked in any fashion, it will promptly notify SweeGen and the parties will thereafter discuss in good faith any such termination prior to it being effectuated.

(c)

Ingredion represents and warrants that pursuant to this Agreement and all associated agreements with SweeGen that it hereby has granted to SweeGen a sublicense commensurate with the full breadth of its license granted from [**redacted] relative to the production of steviol glycosides, novel steviol glycosides themselves, the use of steviol glycosides, any processing of such steviol glycosides and the uses of such steviol glycosides. The full and complete list of [**redacted] patents licensed to SweeGen hereunder has been separately provided. Ingredion agrees to provide to SweeGen a copy of the [**redacted] License, within thirty (30) days of the execution of this Agreement, provided, that any confidential information in the [**redacted] License irrelevant to the sublicense so granted by Ingredion to SweeGen under this Agreement and the [**redacted] Royalty may be redacted, and SweeGen agrees to maintain the [**redacted] License as confidential information pursuant to Section 14.

(d)

Ingredion represents that should it later acquire any additional rights from [**redacted] that claim or cover steviol glycosides, the production or processing thereof or the use thereof they will include such rights in the current sublicense granted to SweeGen to the best of their ability.

(e)

Ingredion represents that during the Term of this Agreement it will not challenge any SweeGen patents that claim or cover any use or production of steviol glycosides.

17.

Regulatory Approval. Subject to the Parties mutual agreement to file for and obtain regulatory approvals in selected countries or jurisdictions and Section 2(d) and Section 3(e), SweeGen and Ingredion will collaborate on obtaining such regulatory approvals in the name of SweeGen for the purposes of enabling and maximizing sales of Products. SweeGen to be responsible for all paying all reasonable external costs associated with obtaining approvals.

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

18.

Other Provisions.

(a)

Complete Agreement. This Agreement, including the exhibits attached hereto, embodies the complete agreement and understanding between the parties hereto relating to the subject matter hereof (the distribution relationship). All exhibits are hereby incorporated by reference and made a part of this Agreement. This Agreement supersedes and preempts any and all prior understandings, agreements or representations by or between the parties, whether written or oral, relating to the subject matter hereof in any way.

(b)

United Nations Convention on Contracts for the International Sales of Goods. The parties agree that the United Nations Convention on Contracts for the International Sales of Goods is hereby disclaimed and shall have no force or effect upon this Agreement.

(c)

Amendments; Nonwaiver. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by each of the parties hereto. Either party's failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party to enforce each and every provision hereof in accordance with its terms.

(d)

Relationship of the Parties. The terms of this Agreement shall not be construed as creating a principal/agent, partnership or joint venture relationship between the parties. Neither party is authorized to execute any agreements, make any changes in any agreements, incur or assume any obligations, liabilities or responsibilities, or perform any other act in the name of or on behalf of the other party. Each party operates at its own risk and expense.

(e)

Remedies Cumulative. Unless otherwise expressly stated herein, the rights and remedies of the parties hereunder are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or in equity or otherwise. No single or partial exercise by a party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that party may be entitled.

(f)

Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect or impair the validity, legality or enforceability of the remainder of this Agreement, and to this end, the provisions of this Agreement are declared to be severable; provided, however, that each of the parties shall negotiate in good faith to reach an enforceable substitute provision that has the same economic and/or legal effect as the invalid, illegal or unenforceable provision.

(g)

Assignment. The rights and obligations under this Agreement, or any actions arising out of this Agreement, are not assignable by either party unless in writing and signed by both parties hereto; except that either may assign this Agreement and all rights or actions hereunder to a party’s affiliate which agrees to be bound by this Agreement, or any entity which succeeds to all or substantially all of its business.

(h)

No Third Parties. Except as expressly set forth herein, nothing in this Agreement shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement, any rights or remedies under or by reason of this Agreement.

(i)

Notices. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below (as such contact information may be updated from time to time in accordance with the provisions of this Section) and may be personally served, sent by electronic transmission or sent by overnight courier and shall be deemed given: (i) if delivered in person, when delivered; (i) if sent by electronic transmission, on the date of transmission; provided, that a hard copy of such notice is also sent by U.S. mail; or (iii) if by overnight courier, on the first business day after delivery to the courier:

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

If to SweeGen:	SWEEGEN, INC., 30321 Esperanza Avenue, Rancho Santa Margarita, CA 92688 Attention: CEO Email:
If to Ingredion:	Ingredion Incorporated 5 Westbrook Corporate Center Westchester, IL 60154 Attention: General Counsel Email:

(j)

Headings. The headings of the sections of this Agreement are merely provided for convenience of reference and shall not be used in the interpretation of this Agreement.

(k)

Technical Services. Each party shall appoint a lead technical contact person to assist in the resolution of any issues and/or customer requirements.

(l)

Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, which cannot be resolved amicably shall be referred to and finally resolved by arbitration administered by the American Arbitration Association in accordance with the Arbitration Rules of the American Arbitration Association for the time being in force, which rules are deemed to be incorporated by reference in this clause. The seat of the arbitration shall be Wilmington, Delaware. The Tribunal shall consist of three arbitrator(s). The language of the arbitration shall be English. The unanimous decision of the arbitrators shall be final and binding on the parties and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

(m)

Governing Law. This Agreement and performance hereunder shall be construed and interpreted according to the laws of Delaware.

(n)

Enforcement. Each party acknowledges and agrees that its compliance with each of the provisions of this Agreement is necessary in order to protect the other party and the investment of time and resources the other party has made in its business, and that any breach of any of this Agreement by either party will irreparably and continually harm the other party in a manner for which money damages may not be adequate compensation. Therefore, in the event of a breach or threatened breach of any of the provisions of this Agreement by either party, the other party shall be entitled, in addition to any other remedies and damages available to seek a temporary, preliminary and/or permanent injunction, without bond, to restrain the violation of any of the provisions of this Agreement by either party and any persons or entities acting for or in concert with such party.

(o)

Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall constitute an original for all purposes, and all of which taken together shall constitute one and the same agreement. Electronic signatures on counterparts of this Agreement shall be deemed to be original signatures for all purposes.

* * *

IN WITNESS WHEREOF, the duly authorized representatives of each of the parties have executed this Agreement as of the day and year first above written.

SWEEGEN, INC. By: /s/ Steven Chen Its: Chief Executive Officer	INGREDION INCORPORATED By: /s/ Anthony DeLio Its: Senior Vice President

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

EXHIBIT A

HOUSE ACCOUNTS

1.

The Coca Cola Company

2.

[**redacted], and as referenced in Section 1 (b)(i) will be granted [**redacted].

3.

Kraft-Heinz Company

4.

Mondelez International Incorporated

5.

Danone S.A.

6.

Ferrero International S.A.

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

EXHIBIT B

THE PRODUCTS

PRODUCTS
Rebaudioside M Rebaudioside D

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

EXHIBIT C

PRODUCT SPECIFICATIONS

To be provided within 30 days of execution of this Agreement.

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

Exhibit D

Intended markets for ultimate sale to customers

USA, with additional markets to be later added by SweeGen and/or Ingredion.

** Information marked as "[**redacted]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.